TRANSAMERICAN HOLDINGS, INC.
                          9601 WILSHIRE BLVD., STE. 620
                         BEVERLY HILLS, CALIFORNIA 90210

                        INFORMATION STATEMENT PURSUANT TO
                         SECTION 14(c) OF THE SECURITIES
                            EXCHANGE ACT OF 1934 AND
                            REGULATION 14C THEREUNDER

                              TO OUR SHAREHOLDERS:


This Information Statement is being sent by first class mail to all record and beneficial owners of the $0.001 par value Common Stock of TransAmerican Holdings, Inc., a Nevada corporation, (the "Company").

On July 15, 2004, the record date for determining the identity of shareholders who are entitled to receive this Information Statement, 18,948,422 shares of Common Stock were issued and outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. The mailing date of this Information Statement is August __, 2004.

          NO VOTE OR OTHER CONSENT OF THE SHAREHOLDERS IS SOLICITED IN
                   CONNECTION WITH THIS INFORMATION STATEMENT.
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

On July 19, 2004, shareholders who collectively own 9,882,500 shares, or approximately 52%, of our issued and outstanding Common Stock (the "Consenting Shareholders"), consented in writing to:

Amending the Articles of Incorporation to change our Company's name to "American Capital Management Services, Inc."

The Consenting Shareholders have not consented to or considered any other corporate action.

Our Company will pay the cost of printing and distributing this Information Statement to our shareholders. Brokers, nominees and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held in custodial accounts. We will reimburse brokers, nominees and other custodians for the expenses incurred in forwarding this Information Statement to the beneficial owners of our Common Stock.


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


                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.

                                     GENERAL

This Information Statement is being furnished to all of the Common Stock shareholders of the Company, in connection with the approval by the Company's shareholders of an amendment to the Company's Articles of Incorporation changing its name to "American Capital Management Services, Inc." (the "Amendment").

The Company's Board of Directors and shareholders owning approximately 52% of the Company's Common Stock on July 19, 2004, approved and recommended that the Amendment be effected. Such approval of recommendations by the Board of Directors and shareholders will become effective as of the date the Amendment is filed with the Nevada Secretary of State. The Amendment is expected to be filed on or about August __, 2004, and will become effective upon the filing with the Secretary of State of Nevada (the "Effective Date"). If the proposed Amendment was not adopted by written consent it would have been required to be considered by the Company's shareholders, at a special shareholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized by the Nevada Revised Statutes (the " Nevada Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Nevada Law, a majority of the outstanding share of voting stock entitled to vote thereon is required in order to approve an amendment to Company's Articles of Incorporation changing its name. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the Amendment as early as possible in order to accomplish the purpose of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the outstanding Common Stock of the Company.

Shareholders, who beneficially own approximately 52% of the outstanding Common Stock of the Company entitled to vote on the Amendment, gave their written consent to the approval of the Amendment described in this Information Statement on July 19, 2004. The written consent became effective on July 19, 2004, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about August __, 2004. The record date established by the Company for the purpose of determining the number of outstanding shares of Common Stock of the Company is July 15, 2004 (the "Record Date").

Pursuant to the Nevada Law, the Company is required to provide prompt notice of the taking of the corporation action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders by filing a Current Report with the SEC on Form 8-K of the effective date of the name change. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Nevada Law are afforded to the Company's shareholders as a result of the approval of the Amendment.


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


                             CONSENTING SHAREHOLDERS

On July 19, 2004, the following Consenting Shareholders, who collectively own approximately 52% of our Common Stock, consented in writing to approve the Amendment;



     NAME                                           SHARES          PERCENT

     Uni Financial Group, Inc.                     7,842,500          41%
     Saad A Al Rossais                             1,100,000           6%
     Georges E. Hraoui                               940,000           5%
                                                   _________          ___
         TOTAL                                     9,882,500          52%

Under Nevada law, we are required to give all shareholders written notice of any actions that are taken by written consent without a shareholders meeting. Under
Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the actions taken by written consent without a shareholders meeting cannot become effective until 20 days after the mailing date of this Information Statement.
We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

o Advising shareholders of the actions taken by written consent, as required by Nevada law; and

o Giving shareholders advance notice of the actions taken, as required by the Exchange Act

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all our shareholders.


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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of July 15, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with the Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock indicated as beneficially owned by them.


                                                      AMOUNT
      NAME AND ADDRESS OF                          BENEFICIALLY       PERCENT OF
       BENEFICIAL OWNER                               OWNED             CLASS

Najib Choufani                                           -0-(1)          -0-
9601 Wilshire Blvd., Ste.610
Beverly Hills, CA 90210

Tarek Choufani                                           -0-             -0-
9601 Wilshire Blvd., Ste.610
Beverly Hills, CA 90210

Uni Financial Group, Inc.                          7,842,500(1)         41.0%
9601 Wilshire Blvd., Ste.610
Beverly Hills, CA 90210

Patrick Moriarty                                   1,300,000             6.9%
c/o AIB Bank (CI) Ltd.
P.O. Box 468/Greenville St.
St. Helier Street, Jersey

Saad A Al Rossais                                  1,100,000             6.0%
Alrossais Building
Al Dhabab St/PO 22224
Riyadh, Kingdom of Saudi Arabia

Officers and Directors as a Group (2 individuals)  7,842,500(1)         41.0%


__________________

(1) Mr. Najib Choufani, the President of the Company, is an officer, director and principal shareholder of Uni Financial Group, Inc. and therefore may be considered to be the beneficial owner of the shares.


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


                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
                                 CHANGE OF NAME


On July 19, 2004 the Board of Directors of the Company and shareholders owning approximately 52% of the Company's issued and outstanding common stock approved an Amendment to the Company's Articles of Incorporation changing the name of the Company to "American Capital Management Services, Inc."

In accordance with a settlement agreement with TransAmerican Corporation, the Company is required to change its name. Since the Company intends to continue to seek acquisitions, mergers and investments in other businesses, the name American Capital Management Services, Inc. will accurately describe the Company's future activities.

The proposed Amendment will not have any material affect on the Company's business, operations, reporting requirements, or stock price. Shareholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to the Company's transfer agent.



                             ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:

Annual Report for the year ended December 31, 2003 (the "Form 10-KSB");

Quarterly Report for the quarter ended September 30, 2003 (the "Form 10-QSB").

Amended Quarterly Report for the quarter ended March 31, 2004 (the "Form 10-QSB/A").

Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at http://www.sec.gov/. We will mail copies of our prior SEC reports to any shareholder upon written request.



                       BY ORDER OF THE BOARD OF DIRECTORS





                       /s/ NAJIB CHOUFANI
                       _____________________________
                           Najib Choufani, President


Beverly Hills, California
August__, 2004


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